Exhibit 99.1

May 2, 2005

<<Investor>>

<<Street Address>>

<<City, State, Zip Code>>

Re: First Quarter 2005 Wells Limited Partnership Fact Sheets

Dear <<Investor>>:

In our ongoing effort to help you stay up-to-date on your Wells limited partnership investment, we have enclosed a first quarter 2005 fact sheet for each fund in which you are a limited partner. The fact sheet provides valuable information about each portfolio, including the annualized yield and tax passive losses, property activity, and current leasing percentages. For further details, you may access the first quarter 2005 Form 10-Q filing for your fund(s), which will be available after May 16 on the Wells Web site at www.wellsref.com. The login is “investor,” and the password is “growth.”

For your reference, the following summarizes the list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund I, Class A, 00 Units, Net Amount Invested>>

<<Fund I, Class B, 00 Units, Net Amount Invested >>

<<Fund II, Class A, 00 Units, Net Amount Invested >>

<<Fund II, Class B, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class A, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class B, 00 Units, Net Amount Invested >>

<<Fund III, Class A, 00 Units, Net Amount Invested >>

<<Fund III, Class B, 00 Units, Net Amount Invested >>

<<Fund IV, Class A, 00 Units, Net Amount Invested >>

<<Fund IV, Class B, 00 Units, Net Amount Invested >>

<<Fund V, Class A, 00 Units, Net Amount Invested >>

<<Fund V, Class B, 00 Units, Net Amount Invested >>

<<Fund VI, Class A, 00 Units, Net Amount Invested >>

<<Fund VI, Class B, 00 Units, Net Amount Invested >>

<<Fund VII, Class A, 00 Units, Net Amount Invested >>

<<Fund VII, Class B, 00 Units, Net Amount Invested >>

<<Fund X, Class A, 00 Units, Net Amount Invested >>

<<Fund X, Class B, 00 Units, Net Amount Invested >>

<<Fund XI, Class A, 00 Units, Net Amount Invested >>

<<Fund XI, Class B, 00 Units, Net Amount Invested >>

<<Fund XII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Tax Preferred, 00 Units, Net Amount Invested >>

(over)

Also, if you have not already done so, please consider signing up for electronic communications in order to save partnership expenses. Not only will you receive information quickly and securely, you will help reduce mailing costs borne by the partnership. Simply call a Client Services Specialist today at 800-557-4830, and they’d be happy to assist you.

We value your support of Wells Real Estate Funds and thank you for allowing us to serve your investment needs.

Sincerely,

Leo F. Wells III

General Partner

Enclosure(s)

cc: Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

Wells Real Estate Fund IV, L.P. Fact Sheet        IV

DATA AS OF MARCH 31, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 3/31/2005	PERCENT OWNED
10407 Centurion Parkway North (Formerly known as the IBM Jacksonville Building)	61%	38%
4400 Cox Road (Formerly known as the Reciprocal Group Building)	100%*	43%
Stockbridge Village I	SOLD	43%
Village Overlook	SOLD	38%

WEIGHTED AVERAGE	75%

*	Based on Apex’s lease expansion after the close of the quarter.

FUND FEATURES

OFFERING DATES	March 1991 – February 1992

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for operating distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	97% to 3%

AMOUNT RAISED	$13,614,652

Please note that figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund IV has moved from the positioning-for-sale phase into the disposition-and-liquidation phase of its life cycle. We have sold two assets, with only two assets remaining in the Fund. Our focus on the remaining assets involves re-leasing and marketing efforts that we believe will result in the best disposition pricing for our investors.

There has been significant activity in the Fund in 2005. After the close of the quarter, Apex Systems signed a lease amendment at 4400 Cox Road to take the remaining vacant space in the building, bringing the overall occupancy to 100%. This property is now being marketed for sale, based on the strength of the recent leasing accomplishments. We are also seeing an increase in prospective tenant activity at 10407 Centurion Parkway North.

With only two properties remaining in the Fund, the General Partners are currently reserving operating cash and the remaining net sale proceeds to fund the re-leasing costs anticipated for the remaining vacancy at 4400 Cox Road and 10407 Centurion Parkway North. We anticipate that operating distributions will continue to be reserved in the near term, as re-leasing occurs at both properties, particularly given the potential sale of 4400 Cox Road. Once the outcome of the property re-leasing and marketing efforts is known, the General Partners will evaluate if further distributions of net sale proceeds are appropriate.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Property Summary

•	The leasing efforts at 10407 Centurion Parkway North continue. The building occupancy currently stands at approximately 61%, and we continue to pursue leasing opportunities for the remaining vacant space.

•	The 4400 Cox Road property is now 100% leased. After the close of the quarter, Apex Systems, Inc., leased the remaining vacant space in the building, beginning in July 2005. Apex now leases approximately 26,974 square feet, and this lease extends through September 2015. New York Life Insurance leases the remainder of the building (approximately 14,740 square feet), and this lease extends through December 2014. We are currently marketing this asset for sale.

•	The Stockbridge Village I shopping center property was sold on April 29, 2004, and $5,144,985 in net sale proceeds has been allocated to Fund IV. Of these proceeds, $1,146,791 was used to fund re-leasing capital at 10407 Centurion Parkway North and 4400 Cox Road; $3,066,261 was distributed in November 2004; and the remaining proceeds of approximately $931,933 will be reserved to fund the re-leasing costs as needed.

Continued on reverse

Wells Real Estate Fund IV, L.P. Fact Sheet        IV

DATA AS OF MARCH 31, 2005

•	Village Overlook was sold in 2003, and $1,881,577 of the net sale proceeds was allocated to the Fund. We have used $320,836 to fund the Partnership’s pro-rata share of leasing costs and capital expenditures at 10407 Centurion Parkway North. The remaining net sale proceeds of $1,560,740 were distributed in November 2004.

For further information, please refer to Fund IV’s most recent

10-Q filing, which can be found on the Wells Web site at

www.wellsref.com.

CUMULATIVE PERFORMANCE SUMMARY (1)

	PAR VALUE	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses (2)	Cumulative Net Sale Proceeds Distributed	Est. Unit Value As of 12/31/04 (3)
PER “A” UNIT	$10	$6.65	N/A	$3.40	$5.02

PER “B” UNIT	$10	$0.00	$6.60	$3.40	$5.02

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units.
(2)	This estimated per-unit amount is calculated as the sum of the annual per unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	Reserved	—	—	—	—
2004	Reserved	Reserved	Reserved	Reserved	0.00%
2003	5.50%	Reserved	Reserved	Reserved	1.38%
2002	7.50%	7.00%	7.00%	6.00%	6.88%
2001	7.00%	7.25%	8.00%	8.00%	7.56%
2000	6.23%	Reserved	Reserved	Reserved	1.56%
1999	7.85%	8.00%	8.00%	8.01%	7.97%
1998	6.72%	7.51%	7.60%	7.49%	7.33%
1997	6.70%	7.37%	7.40%	7.36%	7.21%
1996	6.67%	6.37%	7.17%	6.98%	6.80%
1995	6.88%	7.12%	7.58%	6.74%	7.08%

TAX PASSIVE LOSSES – CLASS “B” PARTNERS

2004	2003		2002	2001	2000	1999
-32.00%*	-2.35	%*	0.00%	0.00%	0.00%	0.00%

*	Negative percentage due to income allocation.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ105-04	© 2005 Wells Real Estate Funds